Exhibit 10.1

THIRD AMENDMENT TO LOAN AGREEMENT

      This Third Amendment to Loan Agreement (the “Amendment”) is dated as of April 6, 2005, among Bank of America, N. A. (the “Bank”), Mercury Air Group, Inc., a Delaware corporation (“Borrower 1”); Maytag Aircraft Corporation, a Colorado corporation (“Borrower 2”); Mercury Air Cargo, Inc., a California corporation (“Borrower 3”); MercFuel, Inc., a Delaware corporation (“Borrower 4”); Hermes Aviation, Inc., a California corporation (“Borrower 5”), and Mercury Air Center — Long Beach, Inc., a California corporation (“Borrower 6”); (Borrower 1, Borrower 2, Borrower 3, Borrower 4, Borrower 5, and Borrower 6 are sometimes referred to, collectively as the “Borrowers” and individually as the “Borrower”).

RECITALS

      A.     The Borrowers and the Bank are parties to that certain Loan Agreement dated as of July 29, 2004, as amended by a First Amendment dated as of November 1, 2004, and by a Second Amendment dated as of January 31, 2005, (as amended, the “Agreement”).

      B.     The Borrowers and the Bank desire to further amend certain terms and provisions of the Agreement.

AGREEMENT

      1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

      2.     Amendments. The Agreement is hereby amended as follows:

2.1 The definition of “Borrowing Base” set forth in Section 1 of the Agreement is amended in its entirety to read as follows:

“Borrowing Base” means 80% of the balance due on Domestic Acceptable Receivables. After calculating the Borrowing Base, the Bank may, upon notice to the Borrower, deduct such reserves as the Bank may establish from time to time in its reasonable credit judgment, including without limitation, reserves for 100% of the outstanding letters of credit, reserves for dilution (any non-cash reduction of accounts receivable), and the amount of estimated maximum exposure, as determined by the Bank from time to time, under any interest rate contracts which the Borrower enters into with the Bank (including interest swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

2.2 The final paragraph of the definition of “Acceptable Receivable” set forth in Section 1 of the Agreement is amended to add the following two sentences to the end of such paragraph.

“It is provided, however, that if the debtor obligated upon an account is Flight Options, the concentration limitation applicable to such debtor will be increased to 25%; provided, however, in the event that the debt rating of

“. . . It is provided, however, that if the debtor obligated upon an account is Flight Options, the concentration limitation applicable to such debtor will be increased to 25%; provided, however, in the event that the debt rating of Raytheon, Inc., the parent company of such account debtor, is at any time rated lower than BBB- by Standard & Poor’s or rated lower than Baa3 by Moody’s Investors Service, Inc., such concentration limit shall be decreased to 10%. It is further provided, that if the debtor obligated upon an account is Net Jets, the concentration limitation applicable to such debtor will be increased to 25%; provided, however, in the event that the debt rating of Berkshire-Hathaway, Inc., the parent company of such account debtor, is at any time rated lower than AAA by Standard & Poor’s or rated lower than Aaa3 by Moody’s Investors Service, Inc., such concentration limitation shall be decreased to 10%.

      3. Representations and Warranties. Except as previously disclosed in writing, each Borrower hereby represents and warrants to Bank that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived, (ii) the representations and warranties of each Borrower pursuant to the Agreement and all schedules thereto are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by each Borrower of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

      4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank.

4.1 This Amendment duly executed by all parties hereto.

4.2 Payment of an amendment fee of Twenty Thousand Dollars ($20,000),

4.3 Payment of all out-of-pocket expenses, including attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment.

      5. Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

[Signatures on Following Page]

     This Amendment is executed as of the date stated at the top of the first page.

Bank of America, N.A.		Mercury Air Group, Inc.

By:	/s/ FRANCES R. MARTINEZ	By:	/s/ JOSEPH A. CZYZYK

	Typed Name: Frances R. Martinez		Typed Name: Joseph A. Czyzyk
	Title: Vice President		Title: Chief Executive Officer

Mercury Air Cargo, Inc.
By:	/s/ JOSEPH A. CZYZYK
Typed Name: Joseph A. Czyzyk
	Title:	Chief Executive Officer

MercFuel, Inc.
By:	/s/ JOSEPH A. CZYZYK
Typed Name: Joseph A. Czyzyk
	Title:	Chief Executive Officer

Maytag Aircraft Corporation
By:	/s/ JOSEPH A. CZYZYK
Typed Name: Joseph A. Czyzyk
	Title:	Chief Executive Officer

Hermes Aviation, Inc.
By:	/s/ JOSEPH A. CZYZYK
Typed Name: Joseph A. Czyzyk
	Title:	Chief Executive Officer

Mercury Air Center-Long Beach, Inc.
By:	/s/ JOSEPH A. CZYZYK
Typed Name: Joseph A. Czyzyk
	Title:	Chief Executive Officer